Exhibit 3.1

BYLAWS

Of

METROPOLITAN HEALTH NETWORKS, INC.

(A Florida Corporation)

ARTICLE I

OFFICES

The principal office of the Corporation in its domestic state shall be determined from time to time by its Board of Directors. The Corporation may have such other offices, either within or without the domestic state as the business of the Corporation may require.

The registered office of the Corporation may be, but need not be, identical with the principal office and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II

SHAREHOLDERS

SECTION 1. ANNUAL MEETING. The annual meeting of shareholders shall be held no less than annually in the month of April or at such time as designated by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the election shall be held at a special meeting of the shareholders to be held as soon thereafter as may be convenient.

SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Chairman of the Board, by a majority of the members of the Board of Directors or by the holders of not less than one-fifth of all the outstanding shares of the Corporation.

SECTION 3. PLACE OF MEETING. The annual meeting, or any special meeting called by the Board of Directors, shall be held at such place designated by the Board of Directors.

A waiver of notice, signed by all shareholders, may designate any place, either within or without its domestic state, as the place for the holding of such meeting. If a special meeting be otherwise called, the place of meeting shall be the office of the Corporation in its domestic state, except as otherwise provided in Section 5 of this Article.

SECTION 4. NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, facsimile or electronic mail, by or at the direction of the Chairman of the Board, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the shareholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid.

SECTION 5. MEETING OF ALL SHAREHOLDERS. If all of the shareholders shall meet at any time and place, either within or without the domestic state, and consent to the holding of a meeting, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

SECTION 6. QUORUM. A majority of the outstanding shares of the Corporation, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders; provided, that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.

SECTION 7. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy, and such proxy may be withdrawn at any time.

SECTION 8. VOTING OF SHARES. Subject to the provisions of Section 10, each outstanding share of common stock shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

SECTION 9. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another Corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Bylaws of such Corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such Corporation may determine.

SECTION 10. VOTING. In all elections of directors, every shareholder shall have the right to vote, in person or by proxy, the number of shares owned by him or her, for as many persons as there are directors to be elected. All voting shall be on a non-cumulative basis.

SECTION 11. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III

DIRECTORS

SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors.

SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors or shareholders (any such resolution of either the Board of Directors or shareholders being subject to any later resolution of either of them) but in no event shall such number be less than three or more than fifteen. Each director shall hold office for the term for which he or she is elected or until his or her successor shall have been elected and qualifies for the office, whichever period is longer. Directors need not be residents of the domestic state nor need they be the holder of any shares of the capital stock of the Corporation.

SECTION 3. COMMITTEES OF THE BOARD. The Board of Directors may from time to time appoint such standing or special committees as it may deem for the best interest of the Corporation, but no such committee shall have any powers, except such as are expressly conferred upon it by the Board of Directors.

SECTION 4. MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw, immediately after, and at the same place, as the annual meeting of shareholders. Additional regular meetings of the Board of Directors may be held at any time and place designated by them. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or a majority of the directors. Special meetings shall be held, at such place designated by the Board of Directors. Meetings may be held by the directors participating in same by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation constitutes presence in person for all those participating. Whenever the laws of the domestic state authorize or permit directors to act other than at a meeting including but not limited to acting through unanimous written consents, then such actions shall be as effective as if taken by the directors at a meeting.

SECTION 5. NOTICE. Notice of any special meeting shall be given at least two (2) days previously thereto by written notice delivered personally or mailed to each director at his or her business address, or by facsimile or electronic mail. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with postage thereon prepaid. If notice be given by facsimile or electronic mail, such notice shall be deemed to be delivered when the facsimile or electronic mail is transmitted and confirmation of receipt is obtained. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 6. QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided, that if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 8. VACANCIES. Any vacancy occurring in the Board of Directors or in a directorship to be filled by reason of an increase in the number of directors, may be filled by the vote of the directors then in office which shall continue to act, though less than a quorum, or by election at an annual meeting or at a special meeting of shareholders called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

SECTION 9. RESIGNATION OF DIRECTORS. Any director may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board or the President. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof by the Board of Directors or one of the above named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 10. REMOVAL OF DIRECTORS. At any special meeting of the stockholders, duly called as provided in these Bylaws, any director or directors may, by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors, be removed from office, either with or without cause. At such meeting a successor or successors may be elected by a majority of the votes cast.

SECTION 11. COMPENSATION. Directors, as such, shall not receive any stated salaries for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

OFFICERS

SECTION 1. CLASSES. The officers of the Corporation shall be a President or Chief Executive Officer (“President”), a Vice President, a Secretary, a Treasurer, and such other officers as may be elected or appointed in accordance with the provisions of Sections 2 or 4 of this article.

SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation would be served thereby.

SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5. CHAIRMAN OF THE BOARD. If there is a Chairman of the Board, he or she may also be the Chief Executive Officer of the Corporation and shall be elected from among the members of the Board of Directors. Subject to the direction of the Board of Directors, he or she shall have general charge of the business affairs and property of the Corporation and general supervision over its officers and agents. If present, he or she shall preside at all meetings of stockholders and he or she shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she may sign, with any other officer thereunto duly authorized certificates of stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature), and may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, agreements or other instruments duly authorized by the Board of Directors except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. From time to time, he or she shall report to the Board of Directors all matters within his or her knowledge which the interests of the Corporation may require to be brought to their attention. He or she shall also perform such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors.

SECTION 6. PRESIDENT. If there is no Chairman of the Board, the President shall have all the powers, duties and responsibilities designated in Section 5 of this article as belonging to the Chairman of the Board and shall be elected from among the members of the Board of Directors. If there is a Chairman of the Board, the President shall be an executive officer of the Corporation and, subject to the direction of the Board of Directors and the Chairman of the Board, he or she shall have supervision of the business of the Corporation and its other officers and agents. In the absence of the Chairman of the Board he or she shall preside at meetings of the stockholders and of the Board of Directors. He or she may sign, with any other officer thereunto duly authorized, certificates of stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature), and may sign and execute in the name of the Corporation, deeds, mortgages, bonds, contracts, agreements or other instruments duly authorized by the Board of Directors except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. From time to time, he or she shall report to the Board of Directors all matters within his or her knowledge which the interests of the Corporation may require to be brought to their attention. He or she shall also perform such other duties as are given to him or her by these Bylaws, or from time to time may be assigned to him or her by the Board of Directors.

SECTION 7. VICE PRESIDENTS. The Vice Presidents shall perform such duties as are given to them by these Bylaws or as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, or the President, and, in the order of their seniority, or in any other order as the Board of Directors may from time to time determine; they shall, in the absence of the President, have all the powers of and be subject to all restrictions upon the President, and may sign in the name of the Corporation, deeds, mortgages, bonds and other instruments.

SECTION 8. SECRETARY. The Secretary shall:

(a) Record all the proceedings of the meetings of the stockholders, the Board of Directors, and any committees in a book or books to be kept for that purpose;

(b) Cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by statutes;

(c) Whenever any committee shall be appointed in pursuance of a resolution of the Board of Directors, furnish the Chairman of such committee with a copy of such resolution;

(d) Be custodian of the records and of the seal of the Corporation, and cause such seal to be affixed to all certificates representing stock of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized;

(e) See that the lists, books, reports, statements, certificates and other documents and records required by statute are properly kept and filed;

(f) Have charge of the stock and transfer books of the Corporation, and exhibit such stock book at all reasonable times to such persons as are entitled by statute to have access thereto;

(g) Sign (unless the Treasurer or an Assistant/Associate Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and

(h) In general, perform all duties incident to the office of the Secretary and such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors or the President.

SECTION 9. ASSISTANT/ASSOCIATE SECRETARIES. At the request of the Secretary or in his or her absence or disability, the Assistant/Associate Secretary designated by him or her (or in the absence of such designation, the Assistant/Associate Secretary designated by the Board of Directors or the Chairman of the Board or the President) shall perform all the duties of the Secretary, and, when so acting, shall have all the powers of and be subject to all restrictions upon the Secretary. The Assistant/Associate Secretaries shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the Chairman of the Board, the President or the Secretary.

SECTION 10. TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. He or she shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositaries as shall be selected in accordance with the provisions of Article V of these By- laws and (b) in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chairman or the Board of Directors.

SECTION 11. ASSISTANT TREASURERS. At the request of the Treasurer or in his or her absence or disability, the Assistant Treasurer designated by him or her (or in the absence of such designation, the Assistant Treasurer designated by the Board of Directors or the Chairman of the Board or the President) shall perform all the duties of the Treasurer, and, when so acting, shall have all the powers of and be subject to all restrictions upon the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the Chairman of the Board, the President or the Treasurer.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instruments in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositaries as the Board of Directors may select.

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the Chairman of the Board, the President or Vice President and by the Secretary or an Assistant/Associate Secretary and shall be sealed with the seal of the Corporation. All certificates for shares shall be consecutively numbered. The name of the person owning the shares represented thereby with the number of shares and date of issue shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

SECTION 2. TRANSFERS OF SHARES. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Corporation shall begin on the 1st day of January and end on the 31st day of December of each year, but may be changed by resolution of the Board of Directors.

ARTICLE VIII

DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE IX

SEAL

The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and other appropriate wording.

ARTICLE X

WAIVER OF NOTICE

Whenever any notice whatsoever is required to be given under the provisions of these Bylaws, or under the provisions of the Articles of Incorporation, or under the provisions of the Corporation Laws of the domestic state, waiver thereof in writing, signed by the person, or persons, entitled to such notice whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 1. Right of Indemnification. Every person now or hereafter serving as a director or officer of the Corporation and every such director or officer serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation in accordance with and to the fullest extent permitted by law for the defense of, or in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

Section 2. Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article XI.

Section 3. Other Rights of Indemnification. The right of indemnification herein provided shall not be deemed exclusive of any other rights to which any such director or officer may now or hereafter be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE XII

AUDITS

Audits of the Corporation’s books of accounts shall be included in the consolidated audit process of Humana Inc., the Corporation’s ultimate controlling entity.

ARTICLE XIII

AMENDMENTS

The shareholders may alter, amend or rescind the Bylaws at any annual or special meeting of shareholders at which a quorum is present, by the vote of a majority of the stock represented at such meeting, provided that the notice of such meeting shall have included notice of such proposed amendment. The Board of Directors shall have the power and authority to alter, amend or rescind Bylaws of the Corporation at any regular or special meeting at which a quorum is present by the vote of a majority of the entire Board of Directors, subject always to the power of the shareholders to change such action of the directors.

ARTICLE XIV

GENDER AND NUMBER REFERENCES

In this document the singular means the plural and the plural the singular, as appropriate, and the proper gender- male, female, or neuter- shall be deemed substituted as appropriate.